Exhibit 99.1

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Contact:	Richard A. Lechleiter

Senior Vice President and

Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE APPROVED TO LIST

ON THE NEW YORK STOCK EXCHANGE

LOUISVILLE, Ky. (September 15, 2004) – Kindred Healthcare, Inc. (the “Company”) (NASDAQ:KIND) today announced that the New York Stock Exchange (“NYSE”) has approved the Company’s common stock for listing on the NYSE, and the Company has filed its initial listing application with the NYSE. The Company anticipates that trading in its common stock on the NYSE will begin on October 28, 2004 under the ticker symbol “KND.”

Kindred Healthcare, Inc. is a national healthcare services company operating hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business.